STATISTICS OF SINERGIA ANDALUZA

                           PART I - GENERAL PROVISIONS

ARTICLE 1 - Company Name

The company's name is SINERGIA ANDALUZA, S.L.

ARTICLE 2 - Object

1.   The object for which the  Company is  established  are:,  the  consultancy, development,  building,  operation  and/or  ownership of energy  generating facilities and, in particular, wind energy, complying at all times with any special  administrative  formalities  and  requirements  as may be  legally required.

2.   The  activities  which make up the company  object may be  conducted by the company in whole or in part,  directly  or  indirectly,  in any of the ways allowed  by law and,  in  particular,  by way of  ownership  of  shares  or interests in companies with identical or similar purposes.

ARTICLE 3 - Duration of the Company, Year End Date and Start of Operations

1.   The duration of the Company is indefinite.

2.   The Company's year-end date will be the 31st of December of each year.

3.   The  Company   will  start   trading  on  the  date  of  execution  of  its
     incorporation documents.

ARTICLE 4 - Registered Office and Branches

1.   The  registered  office of the Company will be Avenida de Madrid 1, Granada
     (CP 18012).

2.   The  administrative  body shall be competent to decide or pass a resolution to relocate the registered office within the same municipal district.

3.   Similarly,  the administrative  body shall be competent to decide or pass a resolution  to create,  discontinue  or  transfer  branches,  in or outside national territory.

                     PART II - REGISTERED CAPITAL AND SHARES

ARTICLE 5 - Registered Capital

The share  capital  is SIX  THOUSAND  AND TWENTY  EUROS and is divided  into SIX
THOUSAND  AND TWENTY  company  shares of ONE EURO nominal  value each,  numbered consecutively 1 to 1,000 both inclusive,  cumulative and indivisible,  which may not be  incorporated  in  negotiable  securities  nor called  shares.  The share capital is fully subscribed and paid up.

In the case of a pledge for shares  between the  shareholders,  the execution of shareholders rights will correspond to the secured creditor.

ARTICLE 6 - Procedure for the Transfer of Company Shares

1.   The voluntary  transfer of company  shares by acts "inter vivos" is subject to the scheme provided below:

     Voluntary transfer by acts "inter vivos" between  shareholders,  as well as the  transfer  made  to  companies  belonging  to  the  same  group  as the transferor,  shall be  unrestricted,  provided always that said transfer is notified to the remainder of the shareholders  within 14 days following the same.

     Members  shall have a right of  pre-emption  in respect of the remainder of
     voluntary   transfers  by  acts  "inter   vivos".   If  there  are  several
     shareholders  interested  in  acquiring,  the shares  shall be  distributed between all of them in proportion to their interest in the share capital.

     A  shareholder  intending to transfer one or more company  shares must give notice,  in writing signed by Notary,  to the remainder of the shareholders of the  written  offer from the third party  interested  in  acquiring  the shares,  with a  minimum  content  (the  number of  shares  he  intends  to transfer,  the transferee's  identity, the consideration and other terms of the transfer).  Within 30 days of receiving said notice,  the  shareholders receiving  said  communication  shall notify the  shareholder  intending to transfer of the exercise or otherwise of his right of pre-emption  over all of the shares offered, the consideration being the one offered by the third party interested. If any of the shareholders does not exercise their right, the remainder of the  shareholders  shall  acquire pro rata.  After 30 days elapse  without  any  notification  on the  part  of the  remainder  of the
     shareholders   receiving   communication  of  intention  to  transfer,  the
     shareholder may transfer the shares upon the terms communicated, that is to say at a price no lower or on better  terms:  having where  appropriate  to communicate immediately,  as provided in this paragraph, the new conditions of transfer offered.  The right to make the announced  transfer shall lapse and the formalities  provided in this article resume,  in order to carry it out, in the event of sixty days elapsing from the new communication and the
     transfer  to  the  shareholders  or  third  party  interested   failing  to
     materialise.

2.   The scheme of  compulsory  transfer of company  shares shall be as provided generally in the Limited Liability Company Act.

     The company shall have a right of pre-emption of such company shares as are subject to auction or any other form of compulsory disposal. The content of this right of pre-emption is as directed in the Limited  Liability  Company
     Act and shall be  exercisable  by the  Company  only in the  absence of the shareholders exercising their right, which they have been legally granted.

3.   Similarly,  the scheme of transfer  mortis causa of company shares shall be as legally laid down.

     Surviving  shareholders  shall have a right of  pre-emption of the deceased shareholder's  shares,  assessed  at  the  actual  value  they  had  on the shareholder's  date of death.  The  determination  of the  value,  terms of exercise  of the  right of  pre-emption  and the form of  payment  shall be governed by statute.

4.   Transfers made in breach of this article shall be  ineffective  against the company.

                            PART III: COMPANY BODIES

ARTICLE 7 - Company Bodies

The Company  shall have a General  Meeting  and an  Administrative  Body.  These
bodies,  insofar as not provided for in these Articles,  will be governed by the provisions of the Limited Liability Company Act.

                         CHAPTER 1. THE GENERAL MEETING

ARTICLE 8 - Powers of the General Meeting

The General  Meeting is entitled to discuss and resolve,  by such majority as is laid down by law or the statutes,  matters within its competence directed by the
Law and in these Statutes.  The matters specified in article 16 are, inter alia, those reserved to the competence of the General Meeting.

ARTICLE 9 - Calling the General Meeting

1.   A General  Meeting will have to be called by the  administrative  body and, where appropriate, by the company liquidators.

2.   The General Meeting must be called by individual communication, which is to be delivered by registered post and with acknowledgement of receipt to such address as is contained on the Register of members.  There must be at least an  interval  of a fortnight  between  the date the  announcement  has been delivered  to the  last of the  shareholders  and the  date  scheduled  for holding the Meeting.

3.   The  communication  of the notice  shall be signed by the  Chairman  of the
     Company's Board.

ARTICLE 10 - Venue

The  General  Meeting  shall be held at such place and address as is directed in the notice.  If the notice does not  expressly  indicate  the venue,  it will be understood that the Meeting will be held at the Registered Office.

ARTICLE 11 - Universal Meeting

1.   The General  Meeting  shall be quorate to transact  any  business,  without requiring  previous  notice,  provided all the share capital is present and represented and the attendees unanimously agree to hold the meeting and the agenda of the same.

2.   The  Universal  Meeting may be held at any place on national  territory  or abroad.

ARTICLE 12 - Attendance and Representation

1.   The General  Meeting may be attended by the holders of one or more  company
     shares  who  have   entered  them  on  the  Register  of  members  or  have
     communicated to the company their acquisition before the meeting is held.

2.   The  shareholders  may  be  represented  at  General  Meetings  by  another shareholder,  their spouse,  descendant or older  relation or a person that holds the power of attorney  conferred in a public document with sufficient powers to  administer  the whole estate that the person  represented  could have in national territory.

ARTICLE 13 -Management of the General Meeting

1.   Those  appointed,  at the start of the meeting,  by shareholders  attending shall be Chairman and Secretary of the General Meeting.

2.   The Chairman of the General Meeting shall be assisted by the Secretary. The person  appointed by the  shareholders  attending  the start of the meeting shall be Secretary of the Meeting.

3.   If the presence of a Notary has been requested,  the latter shall form part of the Board of the General Meeting.

ARTICLE 14 - Attendance List

1.   Before embarking on the Agenda,  the Secretary of the General Meeting shall draw up a list of attendees,  which shall contain the names of shareholders attending and the names of shareholders  represented and their proxies, and shall include by number the relevant shares.

2.   If the  attendance  list does not appear at the start of the minutes of the
     General  Meeting,  it shall be attached thereto by means of an annex signed by the Secretary, with the Chairman's countersignature.

ARTICLE 15 - The General Meeting Procedures

1.   Once the  attendance  list is  prepared,  the  Chairman  shall  declare the
     General Meeting quorate, if appropriate.

2.   The Chairman will open the  discussions of the points set in the Agenda and in the order in which they are set out.

3.   Any person with right of attendance may join in the deliberation,  at least once, in connection with each of the points on the agenda,  even though the
     Chairman of the General Meeting may lay down the order of contributions and limit at any time the maximum duration of each of them.

4.   Once the Chairman considers a matter sufficiently  discussed,  he shall put it to the vote.

ARTICLE 16 - Adoption of Resolutions

1.   Resolutions shall be adopted by a majority of validly cast votes,  provided they represent  one-third of votes  corresponding  to the shares into which the share capital is divided. Blank votes shall be discounted.

2.   Removal of members of the Board shall require votes in favour of two thirds of votes  corresponding  to the  shares  into  which the share  capital  is divided.

3.   Resolutions to expel shareholders and resolutions relating to authorisation for  directors  to engage on their own or on someone  else's  behalf in the same,  similar or complementary kind of activity which makes up the Company
     Object  shall  also  require  votes in  favour of  two-thirds  of the votes corresponding to the shares into which the share capital is divided.

4.   Notwithstanding the foregoing paragraphs,  votes in favour of two thirds of the votes  corresponding  to the  shares  into  which the share  capital is divided shall be required for:

     1)   resolutions to increase or reduce capital and any other  alteration of the company statutes, including alteration of the Company Object;

     2)   Company liquidation resolutions;

     3)   modification of the  characteristics of the  administrative  body, and the number of its members;

     4)   resolutions on the acquisition, sale or redemption of own shares;

     5)   resolutions that could arise regarding situations of insolvency of the
          Company.

     6)   the decision not to distribute dividends;

     7)   resolutions   on  the   appointment   and  removal  of  auditors  when
          appropriate, without prejudice to the statutory provisions,

     8)   resolutions  on the  conversion,  merger or  de-merger of the company, removal of the right of priority in capital increases.

5.   With respect to decisions on the company's  net profits,  it will be deemed that they are to be  distributed,  where  appropriate,  every year  between shareholders,  subject to  resolution by votes against of two thirds of the share  capital,  always in accordance  with the approved  balance sheet and always  complying  with  the  appropriations  to  be  made  previously,  in accordance with the law in force.

                       CHAPTER 2 - THE ADMINISTRATIVE BODY

ARTICLE 17 - Structure of Administrative Body

1.   The company is to be administered,  as decided by the General  Meeting,  in accordance  with the provisions set by law, by a Board of Directors made up by a total of 5 directors.

2.   The  authority to appoint  directors is vested  exclusively  in the General
     Meeting.

3.   Alternate  directors  may be  appointed in the event of one or more of them ceasing for any reason.

ARTICLE 18 - Conditions, Remuneration, Duration of Office

1.   Shareholders'  status  is  not  required  to be  appointed  member  of  the administrative body.

2.   Members of the  administrative  body  shall  exercise  their  office for an indefinite time.

3.   The office of director is not remunerated.

ARTICLE 19 - Administrative Powers

1.   The representation of the company,  in- and out-of-court,  is vested in the administrative  body and shall  extend to all acts  included in the Company
     Object.

2.   The administrative  body has authority in respect of whatever matters refer to the company's management,  representation and administration,  including all type of acts of disposal.

ARTICLE 20 - Power of Attorney

Power of Attorney in- and  out-of-court,  shall be vested in the  Administrative
Body in the manner established by law.

ARTICLE 21 - Officers of the Board of Directors

1.   The Board of Directors shall appoint its Chairman and,  optionally,  one or more  Vice-Chairmen.  If  there  are  several  Vice-Chairmen,  each  of the
     Vice-Chairmen shall be numbered. The priority of number shall be determined by the order in which the Vice-Chairmen  shall deputise for the Chairman in the cases of absence, incapacity or vacancy.

2.   The Board of Directors  shall appoint one Secretary  and,  optionally,  one
     Assistant Secretary,  the appointment being able to fall to persons who are not directors, in which event they shall have the right to speak but not to vote. The Assistant  Secretary shall deputise for the Secretary in cases of absence, incapacity or vacancy.

ARTICLE 22 - Notice Convening the Board of Directors

1.   The Board of Directors  shall be called by the Chairman or, in the event of the latter's death, absence, incapacity or inability, by the Vice-Chairman, provided he considers this necessary or appropriate, a meeting having to be held  at  least  once  every  three  months.  It  will  have  to be  called necessarily  whenever  requisitioned  by no less  than  one  member  of the administrative board. In the event of fourteen calendar days having elapsed from the receipt of the  request,  without the Chairman  having  called the
     Board,  the  latter  must  be  called  by  the  member  of  the  Board  who requisitioned the Board Meeting.

2.   The Notice will have to indicate the Agenda of the meeting.

3.   The notice is to be forwarded by letter with  acknowledgement of receipt to the address of each of the members of the Board which is  contained  in the company's  records,  a  minimum  of a  fortnight  in  advance  of the  date scheduled for the meeting.

     No notice will be necessary,  if all members of the Board of Directors have been called at the previous meeting.

4.   The Board of Directors  shall be deemed quorate without the need for notice if all of its members,  present or represented,  unanimously  agree to hold the meeting.

5.   A written  poll  outside a meeting  shall be allowed  only when no director objects to this procedure.

ARTICLE 23 - Venue for the Board Meeting

The Board of Directors  shall hold its meetings at the registered  office,  save where  another  venue is  indicated  in the notice.  Notices  indicating a place abroad shall only be valid if no director objects thereto.

ARTICLE 24 - Quorum of the Board of Directors

1.   The Board of Directors shall be validly  constituted to discuss and resolve on any matter when the meeting is  attended  by three  members,  present or represented,  of the same which had fixed the General  Meeting at the time, although  said  number has not been  covered in its  entirety  or even when vacancies have subsequently arisen.

2.   Members of the Board of Directors  may only appoint  another  member of the
     Board to represent them.

3.   The  representation  will  have to be  granted  by any  written  means  and specifically for each meeting.

ARTICLE 25 - Agenda of the Meeting

The Board of Directors may  deliberate  and adopt  resolutions in matters within its competence, even when they do not appear on the Agenda of the notice.

ARTICLE 26 -      Procedure for Discussing and Adopting Resolutions of the Board of Directors

1.   The Chairman  shall submit for  discussion  matters on the Agenda,  both if this  appears  in the  notice,  as if it is  prepared  at the  start of the meeting.  Any of the members of the Board shall, prior to the meeting or in the course thereof,  have the right to refer to deliberation and voting any other matter in such order as is directed by the Chairman in his reasonable discretion.

2.   Once the Chairman considers a matter sufficiently  discussed,  he shall put it to the vote,  each member of the Board,  present or  represented,  being entitled to one vote.

3.   Resolutions shall be adopted by a straight majority of members of the Board who have attended personally or by proxy.

4.   Notwithstanding  the above,  the  adoption of  resolutions  relating to the matters set out below shall require the votes in favour of four out of five members of the Board of Directors:

     1)   Raising new loans  granting  finance  which is not  necessary  for the ordinary course of the company's business,

     2)   Varying contracts previously entered into by the company,

     3)   Giving guarantees or endorsements to the company or other parties.

     4)   Without prejudice to the foregoing paragraphs, the giving of mortgages or any other type of collateral or personal  security,  as well as the giving of any charge over the assets or income, for any reason, of the company.

     5)   Granting loans or advances to third parties, except such advance as it grants as a consequence of the ordinary course of its business

     6)   Contracting with any shareholder or with any shareholder's  affiliated business

     7)   The disposal of any tangible asset of the company

     8)   Any contract which goes beyond the company's ordinary business

     9)   The  instigation  as well as the  planning  to  contend  or  defend in respect of judicial claims or arbitration procedures.

     10)  The approval and alterations of budgets

     11)  Incurring any expense  which goes beyond the budget,  subject to cases of demonstrable urgency or by legal or contractual  obligation validly contracted pursuant to these Articles.

     12)  To hire personnel

     13)  The acquisition or disposal of shares or interests in other businesses

     14)  Establishing  long-term  agreements which require periods of notice of no less than three months to terminate  the  agreement or which entail serious  or  unquantifiable  risks on the date of  completion  of said agreements

     15)  To enter into contracts  whose overall return for the company  exceeds the amount of Pesetas Five  Million  (5,000,000  pesetas),  except for those already authorised by budget approved by strong majority.

ARTICLE 27 - Delegation of Powers

1.   The Board of Directors may, permanently, delegate all or part of its powers to an Executive Board and to one or more Managing Directors,  and determine the members of the Board itself who will be the  regulars on the  delegated body.  The Board of  Directors  may not  delegate  its powers in any of the matters for which  decision-making by qualified majority of five members of the Board is required.

2.   The delegation of powers  permanently and  determination  of members of the
     Board itself who have to hold such posts shall require, for their validity, votes in favour of two-thirds of numbers of members of the Board which,  at the time, had fixed the General  Meeting for the  composition of this body, although said number is not covered in its entirety or even when  vacancies have subsequently arisen.

3.   Managing  Directors  shall be under an express  duty to inform  each of the
     Directors about the company's day-to-day management.

               PART IV: WINDING-UP AND LIQUIDATION OF THE COMPANY

ARTICLE 28 - Winding-Up and Liquidation of the Company

The Company will be wound up for reasons set out in law.

ARTICLE 29 - Liquidators

Once the Company has been dissolved, all the currently named directors inscribed in the  Mercantile  Register  will by right become the  Liquidators,  unless the
Company had appointed  others upon agreement to the winding up. The  liquidators will act internally according to the rules which governed the Board of Directors rior to the liquidation of the Company.

ARTICLE 30 - Power of Attorney of the Wound-Up Company

If the  company is wound up, the power of attorney  will be held  jointly by the liquidators,  whatever might be the basis of the power of attorney attributed to the Board of Directors.